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                                                                   EXHIBIT 10.16


                               SERVICE AGREEMENT
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     This Service Agreement, dated October 22,1997 (the "Agreement"), is by and between (i) MINING MACHINERY, INC., a Colorado corporation ("MMI"), and (ii) AEI HOLDING COMPANY, INC., a Delaware corporation ("Holdco").

                                    RECITALS
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     A.   Holdco is engaged in the coal mining business.

     B. MMI is engage in the business of servicing, repairing and manufacturing coal mining equipment.

     C. Holdco desires to engage MMI to repair its coal mining and related equipment ("Equipment") and provide replacement parts for such Equipment, and MMI desires to be so engaged.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties to this Agreement, the parties hereby agree as follows:

     1.   Definitions.  As used in this Agreement only, the following terms
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shall have the following meanings:

          (a) "Affiliate" shall mean (i) any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is Controlled by a Person that Controls, a party to this Agreement or a Purchaser, and (ii) any spouse, parent or issue of any party to this Agreement or a Purchaser.

          (b) "Control," "Controls" or "Controlled" shall mean the ownership of fifty percent (50%) or more of the voting rights of a Person.

          (c) "Cost" shall mean the direct expenses incurred by MMI in repairing Equipment for Holdco, plus Overhead.

          (d) "Overhead" shall mean the indirect expenses incurred by MMI that are necessary and customary in the business of servicing, repairing and providing replacement parts for coal mining equipment, allocated on a per-shop hour basis.

          (e) "Person" shall mean any individual, firm, trust, partnership, limited liability company, corporation or other business entity.

     2.   Obligations of MMI.  At the request of Holdco or any Affiliate of
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Holdco, MMI shall transport Equipment to and from any locations designated by
Holdco or such Affiliate, repair Equipment (including providing all parts required on connection with making such repairs) and provide replacement parts for Equipment until this Agreement is terminated in accordance with its
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terms. MMI shall use its best efforts to repair Equipment and deliver replacement parts by the date requested by Holdco or an Affiliate of Holdco. Neither Holdco nor any Affiliate of Holdco shall have an obligation to purchase Equipment or parts from, or have Equipment repaired by, or obtain any other services from, MMI. MMI shall be entitled to provide all goods and services encompassed by this Agreement to Persons other than Holdco or its Affiliates.

     4.   Fees.  Holdco or an Affiliate of Holdco, as the case may be, shall pay
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MMI the following fees and costs for the services and parts provided under this
Agreement:

          (a) Repair.  Holdco or an Affiliate of Holdco, as the case may be,
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shall pay MMI one hundred ten percent (110%) of MMI's Cost to repair Equipment for Holdco or such Affiliate.

          (b) Parts.  For each part that MMI replaces into a piece of Equipment
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or otherwise provides to Holdco or any of its Affiliates, Holdco or such
Affiliate, as the case may be, shall pay MMI one hundred ten percent (110%) of MMI's Cost for such part.

          (c) Transportation.  Holdco or an Affiliate of Holdco, as the case may
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be, shall pay MMI one hundred ten percent (110%) of MMI's Cost to transport
Equipment requiring repair to MMI's repair shop located at Ashland, Kentucky (the "Shop"), and to transport repaired Equipment from the Shop to the destination selected by Holdco or such Affiliate. Holdco or an Affiliate of Holdco, as the case may ne, shall be required to pay MMI one hundred ten percent (110%) of MMI's Cost to deliver a replacement part to Holdco or such Affiliate.

     5.   Payment.  MMI shall send Holdco or an Affiliate of Holdco, as the case
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may be, an invoice for all fees and costs for repairing or providing replacement parts for a particular piece of Equipment within thirty (30) days after such repair is completed or such replacement part is delivered. The party receiving the invoice shall pay such invoice in full within thirty (30) days after receipt. Beginning thirty (30) days after the due date for a particular payment, until such payment is made in full, the party receiving the invoice shall be required to pay MMI interest on the outstanding balance at the rate of two percent (2%) plus the interest rate published in the Wall Street Journal as the prime rate charged by the United States national banks.

     6.   Term.  This Agreement shall terminate on November 30, 2007, unless
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earlier terminated by MMI, which termination shall become effective upon ninety
(90) days' written notice to Holdco.

     7.   Disputed Costs.
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          (a) Dispute Resolution.  Holdco and MMI agree to negotiate in good
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faith to settle any disputed costs, controversies, disputes or claims arising among the parties in connection with, or with respect to, any provision of this Agreement, but such negotiations shall not affect Holdco's obligation to pay for all costs and charges which are not in dispute. All disputes which have not been resolved within thirty (30) calendar days after either party has notified the other in writing for such dispute shall be submitted for arbitration in accordance with the rules of the American
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Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in Lexington, Kentucky.

          (b) Selection of Arbitrators.  Holdco and MMI each shall select one
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(1) arbitrator (who shall not be counsel for such party), and the two (2) so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within seven (7) calendar days after arbitration is requested, or if the two (2) arbitrators shall fail to select a third arbitrator within fourteen (14) calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. Subject to the provisions of this Agreement, including but not limited to Section 8(d), the award of the arbitrators may grant any relief that a court of general jurisdiction has authority to grant, including, without limitation, an award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrator, reasonable attorney's fees and costs of all prevailing parties, against all non-prevailing parties.

          (c) Temporary Injunctive Relief.  Nothing herein contained shall bar
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the right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

          (d) Arbitration Rules.  All disputes and claims shall be  determined
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by arbitration in accordance with the Commercial Arbitration Rules of the
American Arbitration Association (the "Rules") in effect on the date hereof, except that such Rules shall be modified by this Agreement.

          (e) Arbitration Proceeding.  All arbitral proceeding arising under, or
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in connection with, this Agreement shall be governed by the Federal Rules of
Civil Procedure. Notwithstanding the previous sentence, the arbitrators' award shall be made no later than ninety (90) days after their appointment. Subject to the parties' right top be treated fairly, the arbitrators may shorten the periods of time otherwise applicable to the arbitral proceedings under the Rules or the Federal Rules of Civil Procedure to permit the award to be made within the time limitation set forth in the previous sentence.

     8.   Relationship of the Parties.  It is expressly agreed that  MMI will
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provide the labor and perform the work and services specified by this Agreement as an independent contractor. Nothing contained herein shall be construed as creating a partnership, single enterprise, joint venture or joint employer relationship between MMI and Holdco, or their respective employees.

     9.   Miscellaneous.
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          (a) Benefit and Binding Effect.   This Agreement shall be binding on,
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and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.
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          (b) Notices.  Any notice, approval or consent authorized or required
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hereunder shall be in writing and (i) delivered personally, (ii) sent postage prepaid by certified mail or to the other party at its address set forth in this
Section 8(b) or such other addresses or parties as may be designated by either MMI or Holdco by notice given from time to time in accordance with this Section 8(b):

              If to MMI

              Mining Machinery, Inc.
              1500 North Big Run Road
              Ashland, Kentucky 41102
              Attention:  Randy Brickey
              Telephone No.: (606) 928-3433
              Facsimile No.: (606) 928-0450

              If to Holdco or an Affiliate of Holdco:

              AEI Holding Company, Inc.
              1500 North Big Bend Road
              Ashland, Kentucky 41102
              Attention: Don Brown
              Telephone No.: (606) 928-3433
              Facsimile No.: (606) 928-0450

A notice, approval or consent shall be deemed received (i) upon the delivery thereof in person, (ii) five (5) days after depositing thereof in any office of the United States postal Service or any successor governmental agency, or (iii) three (3) days after giving thereof to a nationally recognized overnight carrier. Any party may change its address for receiving notices and communications by giving the other party appropriate written notice thereof.

          (c) Entire Agreement.  This Agreement constitutes the entire agreement
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among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations and understandings of the parties and their principals and affiliates with respect thereto. No amendment to, or modification of, this Agreement shall be valid or effective unless agreed to in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be valid or binding unless agreed to in writing by the party granting the waiver.

          (d) Limitations.  Damage made payable as a result of either party's
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default  under this Agreement shall be limited to those actual damages incurred by such party seeking relief. In no event shall any party, its respective affiliates, agents or attorneys, be liable for any indirect, punitive, special, extraordinary or consequential damages, or any damages other than, or in addition to, actual damages under this Agreement or with respect to the transactions contemplated hereunder.